NON-QUALIFIED DEFERRED COMPENSATION PLAN

                              FOR SELECT EMPLOYEES

                                       OF

                             U.S. HOME & GARDEN INC.



                            ARTICLE 1 - INTRODUCTION

1.1 Purpose of Plan. The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of shares of the common stock of the Company and/or warrants to purchase common stock of the Company upon exercise of options to purchase common stock of the Company and/or warrants to purchase common stock of the Company (whether or not under option plans sponsored by the Company).

1.2 Status of Plan. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

                             ARTICLE 2 - DEFINITIONS

2.1 "Account" means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2 "Change of Control" means a change in the ownership or effective control of the Company or the ownership of a substantial portion of the assets of the Company, within the meaning of Section 280G(b)(2)(A)(i) of the Code and Treasury Regulations thereunder.

2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 "Company" means U.S. Home & Garden Inc. and any successor to all or a major portion of its assets or business which assumes the obligations of the Company hereunder.


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2.5 "Deferred Shares" has the meaning set forth in Article 4.

2.6 "Effective Date" means April 8, 1999.

2.7 "Election Form" means the participation election form as approved and prescribed by the Plan Administrator.

2.8 "Elective Deferral" means the election made by a Participant under Article 4 to defer the receipt of common stock of the Company and/or warrants to purchase common stock of the Company upon the exercise of an option to purchase common stock of the Company and/or warrants to purchase common stock of the Company (whether or not under an option plan sponsored by the Company).

2.9 "Eligible Employee" means, on the Effective Date or at any time thereafter, each employee of the Employer who has been granted permission by the Board of Directors of the Company or the committee responsible for administering the relevant option plan, as the case may be, to defer the receipt of shares of common stock of the Company and/or warrants to purchase common stock of the Company upon the exercise of an option to purchase common stock of the Company and/or warrants to purchase common stock of the Company (whether or not under an option plan sponsored by the Company).

2.10 "Employer" means the Company and each other entity which is affiliated with the Company and adopts and joins the Plan with the consent of the Company, provided, however, that the Company shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.12 "Participant" means any individual who participates in the Plan in accordance with Article 3.

2.13 "Plan" means this Non-Qualified Deferred Compensation Plan for Select Employees of U.S. Home & Garden Inc. and all amendments thereto.

2.14 "Plan Administrator" means the Company.

2.15 "Plan Year" means the calendar year.

2.16 "Total and Permanent Disability" means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has


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lasted or can be expected to last for a continuous period of not less than 9 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

                            ARTICLE 3- PARTICIPATION

3.1 Commencement of Participation

     Any Eligible Employee who makes an Elective Deferral in accordance with
Article 4 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Article 4.

3.2  Continued Participation

     A Participant in the Plan shall continue to be a Participant as long as any amount remains credited to his or her Account.

                          ARTICLE 4- ELECTIVE DEFERRALS

     An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator on or before June 1, 1999, elect to exercise his or her option to purchase common stock of the Company and/or warrants to purchase common stock of the Company (whether or not under an option plan sponsored by the Company) with shares of common stock of the Company in which he or she has a holding period, for Federal income tax purposes, of more than 6 months and to defer the receipt of any number or all of the shares in excess of the number of shares used to exercise such option and/or warrants to purchase common stock of the Company otherwise issuable on the exercise of the option ("Deferred Shares"), on such terms as the Plan Administrator may permit, which exercise will be prohibited for 10 days after the Elective Deferral. With respect to options as to which he or she does not make an Elective Deferral under the immediately preceding sentence and all other options, the Optionee may make an Elective Deferral, by completing an Election Form and filing it with the Plan Administrator more than 6 months before the exercise of the option, on such terms as the Plan Administrator may permit. The Deferred Shares shall be credited to the Participant's Account as of the date of exercise.

     An Elective Deferral shall be irrevocable, except that the Board of Directors of the Company, in its sole discretion, may allow him or her to change or revoke such Elective Deferral.


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                               ARTICLE 5- ACCOUNTS

     The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals made for the Participant's benefit together with any additions to reflect any dividends paid upon the Deferred Shares. The Plan Administrator shall establish sub-accounts for each Participant who has more than one election in effect under Section 7.1 and such other sub- accounts as are necessary for the proper administration of the Plan. As of the last business day of each June 30 and December 31 of each Plan Year, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the number of Deferred Shares, dividends credited thereto and distributions from such Account since the prior statement.

                               ARTICLE 6- VESTING

     A Participant shall be immediately vested in, viz., shall have a nonforfeitable right to, all Deferred Shares and all dividends credited to his or her Account. In the event of the Company's Insolvency, the Participant shall have the same rights as a general creditor of the Company with respect to his or her Account Balance.

                               ARTICLE 7- PAYMENTS

7.1 Election as to Time and Form of Payment

     A Participant shall designate (on the Election Form used to make Elective Deferrals under Article 4) the date(s) at which the Deferred Shares and the shares of stock in lieu of any dividends credited to his or her Account will be issued to the Participant. The number of shares which are attributable to dividends and credited to his or her Account shall be based on the per share value on the date of such dividend.

     All payments shall be in shares of Company common stock. The Deferred Shares and shares attributable to dividends shall be adjusted to reflect stock dividends, stock splits and any other event requiring an adjustment in the same manner as would have been required by the option plan or agreement under which the options were exercised if the Participant had not exercised the option.

     Each such election regarding the date(s) for payments shall be irrevocable, except that the Board of Directors of the Company, in its sole discretion, may allow the Participant to change or revoke such election.


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     Except as otherwise provided in Sections 7.2, 7.3, 7.4 or 7.5, payment of a
Participant's Account shall be made in accordance with the Participant's elections under this Section 7.1.

7.2 Change of Control

     Within 30 days following a termination of employment within 18 months after a Change of Control of the Employer, each Participant shall receive his or her entire Account balance in a single payment.

7.3 Termination of Employment

     Upon termination of a Participant's employment with the Employer for any reason prior to the attainment of age 65 (other than death or pursuant to Section 7.1), the Participant's Account shall be paid to the Participant in the form and at the date(s) elected by the Participant under Section 7.1; provided, however, that if the Participant's employment terminates as a consequence of Total and Permanent Disability, the Plan Administrator, in its sole discretion, may accelerate the distributions.

7.4 Death

     If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid to the Participant's designated beneficiary or beneficiaries, in the form and at the date(s) elected by the Participant under Section 7.1, with the payments commencing within 183 days of the date of death.

     Any designation of beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her descendants per stirpes, in a single payment. If no spouse or descendants survive the Participant, payment shall be made in a single payment to the Participant's estate.

7.5 Unforeseen Emergency

     If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of his or her Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in


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writing in a form required by the Plan Administrator. For purposes of this
Section 7.5, "unforeseen emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. An unforeseen emergency may include immediate and heavy financial need resulting from any of the following:

     (a) expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred for, or is required to incur in order to receive, medical care;

     (b) the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (c) any other circumstance that is determined by the Plan Administrator, in its sole discretion, to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

7.6  Taxes

     All federal, state and local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld. The Participant or his or her beneficiary, as the case may be, may elect to pay such withholding taxes by reducing the number of shares to be issued by the smallest number of whole shares which, when multiplied by the fair market value of each share as of the date of the payment, is sufficient to satisfy the required amount of withholding tax.

7.7 Withdrawal Election

     Notwithstanding Section 7.5, a Participant may elect at any time to withdraw the entire amount of his or her Account less a 10% penalty. No partial withdrawals will be allowed. The penalty will be 10% of the Participant's Account immediately prior to the withdrawal. The Participant will receive the withdrawal (less the 10% penalty) within 30 days of the date that the Plan Administrator receives the withdrawal election. On the date of the withdrawal, the Participant's Plan participation will terminate, and the Participant will not be eligible to participate in the Plan until the Entry Date immediately succeeding the second anniversary of the distribution of the amount withdrawn under this Section 7.7.


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                          ARTICLE 8- PLAN ADMINISTRATOR

8.1 Plan Administration and Interpretation

     The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have sole discretion to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have sole discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2 Powers, Duties, Procedures, Etc.

     The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3 Information

     To enable the Plan to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment and such other pertinent facts as the Plan Administrator may require.

8.4 Indemnification of Plan Administrator

     The Employer agrees to indemnify and to defend, to the fullest extent permitted by law any officer or employee who serve as or acts for the Plan Administrator (including any such individual who formerly served as or acted for the Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


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                      ARTICLE 9- AMENDMENT AND TERMINATION

9.1 Amendments

The Board of Directors of the Company shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Company's behalf by its duly authorized officer.

9.2 Termination of Plan

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee ) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate its participation in the Plan at any time, subject to Section 9.3, by an instrument in writing authorized by the Board of Directors of the Employer and which has been executed on the Employer's behalf by its duly authorized officer, and if such Employer is not the Company by delivery of such instrument to the Company. The Company receives the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing authorized by the Board of Directors of the Company and which has been executed in the Company's behalf by its duly authorized officer.

9.3 Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.


                            ARTICLE 10- MISCELLANEOUS

10.1 No Funding

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan, and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes.


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10.2 Non-assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants' Rights

Nothing contained in the Plan shall confer upon any person a right to be employed, to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4 Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Employer or any action authorized by or taken at the direction of the Plan Administrator or the Employer shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5 Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims under the Plan against the Employer, the Plan Administrator and their employees, directors and agents, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator or the Employer to follow the application of such funds.

10.6 Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to


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be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings

Headings and subheadings in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.


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